EMPLOYMENT AGREEMENT



         THIS AGREEMENT entered into as of the 12 day of August 2004, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927 (the "Company"), and John F. Levy, residing at 110 Oak Tree Pass, Westfield, New Jersey (the "Executive").


                              W I T N E S S E T H:


         WHEREAS, the Company is engaged in the spoken audio business including audiobooks, old-time radio shows and downloadable spoken audio products; and


         WHEREAS, the Company desires to continue to employ the Executive; and


         WHEREAS, the Executive shall continue to serve the Company on the terms and conditions herein provided.


         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

         (1) Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

         (2) Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

         (3) Term. The employment of the Executive by the Company as provided in paragraph 2 shall commence on August 12, 2004 and end on the second (2nd) anniversary of such commencement, subject, however, to the other termination provisions contained herein.

         (4) Position and Duties. The Executive shall be employed by the Company as Vice Chairman and Chief Financial Officer. His power and authority shall be and remain subject to the direction and control of the Board of Directors. The Executive shall perform the duties and responsibilities and have the powers of Chairman, as set forth in the Company's By-laws, except that the Executive shall remain subject to the discretion and control of the Chairman, and shall preside at meetings of the shareholders and Board of Directors of the Company only in the absence of the Chairman. In addition, for as long as the Executive shall be employed as Chief Financial Officer, the Executive shall have responsibility for the financial oversight of the business and affairs of the Company, including without limitation responsibility for all filings with the Securities and Exchange Commission, the Internal Revenue Service and all other agencies (federal, state or local) and/or stock exchanges to which the Company must report, subject to appropriate review and approval of the Board of Directors and senior officers and such further revisions as the Executive deems necessary. The scope of his duties and the extent of his responsibilities shall be substantially the same as the duties and responsibilities of other chief

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financial officers of public companies. The Executive shall be required to spend his full time and attention, without other outside business interests, in the performance of his duties and the Company's business and affairs.

         (5) Compensation and Related Matters.

             (a) Salary. During the term of this Agreement, the Company shall pay to the Executive, as compensation for his services, an annual salary of $190,000 in bi-monthly installments during the first year of the term of this Agreement, and $210,000 in bi-monthly installments during the second year of the term of this Agreement; provided, however, that upon the Company obtaining an aggregate of $12 million of debt and/or equity financing after the date hereof, the bi-monthly installments of annual salary thereinafter shall increase by 10% of the annual salary otherwise payable to the Executive. In addition, the Executive may receive a performance-based bonus to be determined by the Board of Directors (or a Compensation Committee of the Board of Directors, if any).

             (b) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

             (c) Insurance and Employee Benefits. The Executive shall receive employee benefits applicable to all officers of the Company except the executive will not receive medical insurance as long as his wife is eligible to receive family coverage from Lucent, and if she is not so eligible, the Company shall have the option to either (i) provide the Executive medical insurance for himself or (ii) pay for the Executive's portion of the medical insurance premium paid by his wife under her other employer's plan, if any. In addition, the Executive shall be reimbursed for reasonable costs associated with up to twenty-four (24) hours of continuing education courses with respect to topics germane to his duties, including reasonable local travel costs to attend such courses and reasonable fees for such courses. In addition, the Company will reimburse the Executive for his dues to the AICPA and ISCPA and the Executive can continue to use during the Term the portable computer and cellular phone already provided to him by the Company.

             (d) Vacation. The Executive shall receive, prorata during each full year of his employment, three (3) weeks paid vacation approved in advance upon reasonable notice. The Executive will make every effort to schedule the vacation time at a time most convenient for the Company, with the Company recognizing that the Executive's flexibility is limited by school calendars. In addition, the Executive will receive normal Company holidays, plus two (2) days off for Rosh Hashanah and one (1) day off for Yom Kippur unless such holy days fall on a weekend.

         (6) Termination by the Company. The Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below.

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             (a) Death. The Executive's employment hereunder shall terminate upon his death.

             (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, as determined by a physician mutually chosen by the Executive and the Company, the Executive shall have been absent from his duties hereunder for a consecutive period of forty-five (45) days and after notice of termination is given (which may be given before or after the end of such 45 day period but which will in no event be effective until, at the earliest, the day following the forty-fifth day of the period) shall not have returned to the performance of his duties hereunder, as that concept is contemplated in this Agreement, within ten (10) days after the notice of termination is given, the Company may terminate the Executive's employment hereunder.

             (c) Cause. The Company may terminate the Executive's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) willful misconduct,
(ii) continued failure by the Executive to perform his duties, as contemplated in this Agreement, as Vice Chairman or Chief Financial Officer, unless the Board appoints another Chief Financial Officer (other than through disability as defined in paragraph 6(b), above), (iii) conviction of a crime or alcohol or drug abuse, or (iv) the Executive's breach of this Agreement. The termination shall be evidenced by written notice thereof to the Executive.

             (d) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company may, at any time, by a vote of not less than a majority of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive without cause upon ninety (90) days' prior written notice to the Executive setting forth the reasons, if any, for the termination. For purposes of this Agreement, the term "without cause" shall mean termination by the Company on any grounds other than those set forth in paragraphs 6(a), (b) or (c) hereof. It shall also be a termination without cause, at the election of the Executive, if the Executive is asked to work at a business location of the Company which is more than fifty (50) miles from Westfield, New Jersey. Notwithstanding the foregoing, it is understood that travel in connection with the performance of Executive's duties shall not be deemed to be termination without cause.

             (e) Severance Pay. In the event that the Company has terminated the Executive's employment under this Agreement (i) "without cause" (ii) in the event there is a "Change of Control" (as defined below) and, except as provided in clause (iii) below, the Company terminates the Executive's employment "without cause" within six months following the Change of Control, (iv) a Change of Control occurs and the Company and/or its stockholders receive an amount equal to $3.00 multiplied by the number of shares of common stock outstanding assuming all convertible securities are converted and all options, warrants and other securities exercisable for or exchangeable into common stock at a price less than $3.00 per share are so exercised or exchanged or (v) the Executive's employment is terminated by the Company following the expiration of the Term of this Agreement (including the Company not offering the Executive at least a one-year employment term at the annual salary then in effect), then the Executive will be entitled to receive severance pay of equal to the annual salary in effect on the date of termination paid in twelve equal payments commencing thirty (30) days from such termination of the Executive's employment.

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             (f) Change of Control. For purposes of this Agreement, a "Change of
Control" shall be deemed to occur, upon (i) the actual acquisition of fifty percent (50%) or more of the voting securities of the Company by any persons, company or entity or affiliated group of persons, companies or entities (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company) and, following such transaction, no holder of ten percent (10%) or more of the Company's common stock as of the date hereof is a stockholder of the Company, (ii) the completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive, (iii) the completion of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least fifty percent (50%) of the voting securities of the Company, or (iv) a merger or consolidation in which the Company is not the surviving entity or a sale of or substantially all of the assets of the Company.

             (g) Amendment to Option Agreements; Change of Control Compensation. All option agreements between the Company and the Executive relating to options granted to the Executive prior to the date hereof are hereby amended to provide that, notwithstanding anything else contained in the option agreement to the contrary, if the Executive's employment is terminated by the Company for any reason other than death, disability, termination of services for Cause (as defined in the corresponding stock option plan or stock incentive plan or in this Agreement) all the currently exercisable options covered by such option agreement shall not be subject to earlier termination and shall expire on the last day(s) the option may be exercised in accordance with the term of the respective option, as if the Executive was still employed by the Company. Upon a Change of Control, all stock options issued to the Executive as of such date (except for those which have expired prior thereto), shall immediately be exercisable (in full) and any unvested shall immediately vest.

             (h) No Mitigation Required. The Executive shall not be required to mitigate the amount of any payment provided for in this paragraph 6 by seeking other employment or otherwise nor shall the amount of any payment provided for in this paragraph 6 be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the date of termination. The amounts payable to the Executive under this Agreement shall not be treated as damages, but as severance pay to which the Executive is entitled by reason of his employment and the circumstances contemplated by this Agreement.

             (i) Exclusive Remedy. The severance pay which the Executive will be entitled to receive as a result of the termination of his employment under this Agreement, shall be the Executive's exclusive remedy in the event of such termination.

             (j) Appointment of Chief Financial Officer. Notwithstanding anything herein to the contrary, if the Board of Directors determines to appoint another Chief Financial Officer, the Executive shall no longer serve as Chief Financial Officer or have the duties and responsibilities of Chief Financial

Officer, and such action shall not serve as a termination of this Agreement or a breach of this Agreement by the Company or the Executive.

         (7) Non-Competition and Confidentiality Covenant. The Executive hereby covenants and agrees that he will not serve as an officer of or perform any functions for any other company during the term of his employment under this Agreement. In addition, during the term of this Agreement and for a period of two (2) years immediately following the termination of his employment, whether said termination is occasioned by the Company unless the Company terminates Executive's employment with six months following a Change of Control, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage or participate in any activities which are in direct or indirect conflict with the interests of the Company or solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company.

         Furthermore, the Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive will not use such information to the detriment of the Company or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result), (ii) the Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment.

         The Executive further acknowledges that the Executive will not disclose any information with respect to the Company, its operations or its officers and directors, whether or not such information is confidential, to Stephen Swid or any entity or company in which Stephen Swid has an ownership interest or is a director, officer or employee or to any attorneys, accountants, agents or representatives of Stephen Swid or any of the aforementioned companies or entities.

         (8) Indemnification. To the maximum extent permitted under the corporate laws of the State of Florida, (a) the Executive shall be indemnified and held harmless by the Company, as provided under such corporate laws for any and all actions taken or matters undertaken, directly or indirectly, in the


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performance of his duties and responsibilities under this Agreement or otherwise on behalf of the Company, provided the Executive did not act wantonly or recklessly or was not grossly negligent or engaged in willful misconduct, and
(b) without limiting clause (a), the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding r cause of action (collectively, "Claims") arising from or out of or relating to the Executive's acting as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defense or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall, at its election, to be determined in its sole and absolute discretion, either assume the defense or investigation of such Claim or matter or pay the Expenses incurred by the Executive in connection with the defense or investigation of such Claim or matter, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then current prime rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder.

         (9) Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation, which is a successor-in-interest to the Company.

         (10) Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:     To the address at the head of this Agreement

         If to the Company:       MediaBay, Inc.
                                  2 Ridgedale Avenue - Suite 300
                                  Cedar Knolls, New Jersey 07927
                                  Attention:  Chairman

Or to such other address as the parties may furnish to each other in writing. Copies of all notices, demands and communications shall be sent to the home addresses of all members of the Board of Directors of the Company.

         (11) Miscellaneous.

             (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

             (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

         (12) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey (except to the extent that the Florida Business Corporation Act applies to Section 8 hereof) and any action brought by either party shall be commenced in the courts of the State of New Jersey. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New Jersey and the United States of America located in Morris County, New Jersey for any and all actions, suits or proceedings arising out of or resulting from or relating to this Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (13) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (14) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures shall be effective and binding as original signatures.

         (15) Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company, and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.

Date Signed:   August 12, 2004          MEDIABAY, INC., a Florida corporation


                                        By:   /s/ Jeffrey Dittus
                                              ----------------------------------
                                              Name:    Jeffrey Dittus
                                              Title:   CEO

                                        "EXECUTIVE"

Date Signed:   August 12, 2004           By:  /s/ John F. Levy
                                              ----------------------------------
                                              John F. Levy